Schedule A to the Investment Advisory Agreement between Pacific Funds Series Trust and Pacific Life Fund Advisors LLC

Exhibit (d)(1)(x)(x)

FORM OF

SCHEDULE A

(to the Investment Advisory Agreement between Pacific Funds Series Trust and Pacific Life Fund Advisors LLC)

Fund	Annual Investment Advisory Fee (as a percentage of average daily net assets)
Pacific FundsSM Portfolio Optimization Conservative	0.20%
Pacific FundsSM Portfolio Optimization Moderate-Conservative	0.20%
Pacific FundsSM Portfolio Optimization Moderate	0.20%
Pacific FundsSM Portfolio Optimization Growth	0.20%
Pacific FundsSM Portfolio Optimization Aggressive-Growth	0.20%
Pacific FundsSM Core Income	0.50%
Pacific FundsSM Floating Rate Income	0.65%
Pacific FundsSM High Income	0.60%
Pacific FundsSM Short Duration Income	0.40%
Pacific FundsSM Strategic Income	0.60%
Pacific FundsSM Limited Duration High Income	0.65%
Pacific FundsSM Diversified Alternatives	0.20%
Pacific FundsSM Large-Cap	0.65%
Pacific FundsSM Large-Cap Value	0.65%
Pacific FundsSM Small/Mid-Cap	0.85%
Pacific FundsSM Small-Cap	0.85%
Pacific FundsSM Small-Cap Value	0.85%
Pacific FundsSM Small-Cap Growth	0.85%
PF Floating Rate Loan	0.75%
PF Small-Cap Value Fund	0.75%
PF Main Street® Core Fund	0.45%
PF Emerging Markets Fund	0.80%
PF Small-Cap Growth Fund	0.60%
PF International Value Fund	0.65%
PF Large-Cap Value Fund	0.65%
PF Short Duration Bond Fund	0.40%
PF Growth Fund	0.55%
PF Mid-Cap Equity Fund	0.65%
PF Large-Cap Growth Fund	0.75%
PF International Large-Cap Fund	0.85%
PF Managed Bond Fund	0.40%

Schedule A to the Investment Advisory Agreement between Pacific Funds Series Trust and Pacific Life Fund Advisors LLC

PF Inflation Managed Fund	0.40%
PF Comstock Fund	0.75%
PF Mid-Cap Growth Fund	0.70%
PF Real Estate Fund	0.90%
PF Emerging Markets Debt Fund	0.785%
PF Currency Strategies Fund	0.65%
PF Global Absolute Return Fund	0.80%
PF International Small-Cap Fund	0.85%
PF Absolute Return Fund	0.80%
PF Equity Long/Short Fund	1.15%
PF Multi-Asset Fund[1]	[0.35%]
PF Multi-Fixed Income Fund[1]	[0.35%]

Effective: [            ]

IN WITNESS WHEREOF, the parties hereto have caused this Schedule to be executed by their officers designated below to be effective on the Effective Date written above.

PACIFIC LIFE FUND ADVISORS LLC

By:	By:

Name: Title:	Name: Title:

PACIFIC FUNDS SERIES TRUST

By:	By:

Name: Title:	Name: Title:

1    The advisory fees for the PF Multi-Asset Fund and the PF Multi-Fixed Income Fund compensate Pacific Life Fund Advisors LLC (PLFA) for providing investment advisory and management services, except asset allocation investment advisory and management services, to these Funds. PLFA is compensated for asset allocation investment advisory and management services at the Pacific Funds Portfolio Optimization Funds level, through the advisory fee for each Portfolio Optimization Fund listed in this Schedule A. The Pacific Funds Portfolio Optimization Funds may invest in the PF Multi-Asset Fund and the PF Multi-Fixed Income Fund.